                                                                EXHIBIT 10.10(b)
                                                                  Execution Copy

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("this Agreement") is made and entered into as of August 11, 1998 (the "Effective Date"), by and between Harborside Healthcare Corporation, a Delaware corporation (the "Company"), and Damian Dell'Anno ("Executive").

     The Company hereby agrees to employ Executive, and Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

     1.   Position. From the Effective Date until the termination of Executive's
          --------
employment hereunder (the "Period of Employment"), Executive shall serve in the capacity indicated on Exhibit A, and shall have the normal duties and responsibilities commensurate with such position. During the Period of Employment, Executive will (a) during normal business hours, devote his full time and exclusive attention to, and use his best efforts to advance, the business and welfare of the Company, and (b) not engage in any other employment activities for any direct or indirect remuneration without the concurrence of the board of directors of the Company (the "Board"), provided, however, Executive may continue to serve on those corporate, charitable and community boards on which he serves as of the Effective Date and which have been identified to the Board in writing or on any other such boards which are approved in advance by the Board so long as such activities do not unreasonably interfere with the performance of his duties under this Agreement.

     2.   Place and Term of Employment.
          ----------------------------

          (a) Executive's office shall be at the location set forth on Exhibit
A.

          (b) Subject to earlier termination pursuant to Section 6 hereof, the Period of Employment shall be three (3) years commencing on the Effective Date; provided that thereafter the Period of Employment shall be automatically renewed for successive one-year periods on each anniversary of the Effective Date unless either party hereto gives the other party written notice no later than sixty
(60) days prior to such anniversary of the Effective Date of its election not to so renew the Period of Employment for the additional one-year period.

     3.   Compensation.
          ------------

          3.1  Base Salary.  The Company shall pay Executive a per annum Base
               -----------
Salary as indicated on Exhibit A payable in accordance with the standard policies of the Company. Thereafter, Executive's Base Salary hereunder shall be subject to annual review by the Board, provided that the level of such Base Salary shall not be subject to reduction below the level indicated on Exhibit A.

          3.2  Performance Based Compensation.  Executive shall also be entitled
               ------------------------------
to participate in an annual performance-based cash bonus program as set forth in Exhibit B.

     4.   Benefits.
          --------

          During the Period of Employment, Executive shall be entitled to participate in benefit plans and programs maintained by the Company from time to time and generally made available to its executive officers; provided that: (a) Executive's right to participate in such plans and programs shall not affect the Company's right to amend or terminate any such plan and program, and (b) Executive acknowledges that he shall have no vested rights under any such plan or program except as expressly provided under the terms thereof.

     5.   Expenses; Taxes.
          ---------------

          (a) Upon presentation of acceptable substantiation therefor, the Company will pay or reimburse Executive for such reasonable travel, entertainment and other expenses as he may incur during the Period of Employment in connection with the performance of his duties hereunder.

          (b) Federal, state, local and other applicable taxes shall be withheld on all cash and in-kind payments made by the Company to Executive in accordance with applicable tax laws and regulations.

     6.   Termination of Employment.
          -------------------------

          6.1  Death or Disability.  The employment of Executive and all rights
               -------------------
to compensation under this Agreement shall terminate upon the death or Disability (as defined below) of Executive except for such death or disability payments as may be payable under one or more benefit plans maintained at that time by the Company and applicable to the Executive. As used herein, "Disability" means the Board has made a good faith determination that the Executive has become physically or mentally incapacitated or disabled such that he is unable to perform for the Company substantially the same services as he performed prior to incurring such incapacity or disability, and such incapacity or disability exists for an aggregate of six (6) calendar months in any twelve
(12) calendar month period. In connection with making any such determination, the Company, at its option and expense, shall be entitled to select and retain a physician to confirm the existence of such incapacity or disability and the determination by such physician shall be binding on the parties for purposes of this Agreement.

          6.2  Other Termination without Severance Obligation.  The parties
               ----------------------------------------------
hereto expressly agree that Executive's employment hereunder may be terminated by either the Company or the Executive upon 30 days' advance written notice by the terminating party and that upon any such termination, except as set forth in
Section 6.3 hereof, Executive shall not be entitled to any payment in the nature of severance or otherwise (other than Base Salary and any other benefits earned and accrued through the Termination Date).

          6.3  Termination with Severance Obligation.  Upon termination by the
               -------------------------------------
Company other than for Cause (as defined below) or by the Executive for Good Reason (as defined below), Executive shall be entitled to receive from the Company a lump sum cash severance payment equal to 12 months of Executive's Base Salary in effect at the effective time of such termination. As used herein, (a) "Cause" means that Executive (i) has been convicted of a felony, or has entered a plea of guilty or nolo contendere to a
                                                          ---- ----------
felony; (ii) has committed an act of fraud involving dishonesty for personal gain which is injurious to the Company or any of its subsidiaries; (iii) has willfully and continually refused to substantially perform his duties with the Company or any of its subsidiaries (other than any such refusal resulting from his incapacity due to mental illness or physical illness or injury), after a demand for substantial performance has been delivered to the Executive by the Board, where such demand reasonably identifies the manner in which the Board believes that the Executive has refused to substantially perform his duties and the passage of a reasonable period of time as specified by the Board for Executive to comply with such demand; or (iv) has willfully engaged in gross misconduct injurious to the Company or any of its subsidiaries; and (b) "Good Reason" means (i) except as specifically provided herein, the assignment to the Executive of duties, or the assignment of the Executive to a position, constituting a material diminution in the Executive's role, responsibilities or authority compared with his role, responsibilities or authority with the Company or its affiliates on the Effective Date; (ii) a reduction by the Company in the Executive's base salary as in effect on the Effective Date as the same may be increased from time to time or a reduction of the potential annual bonus expressed as a percent of base salary (subject to attainment of goals, Board discretion and other conditions of the applicable bonus program) from the levels in effect on the Effective Date as the same may be increased from time to time;
(iii) a demand by the Company to the Executive to relocate to any place that exceeds a fifty (50) mile radius beyond the location at which the Executive performed the Executive's duties on the Effective Date; or (iv) any breach by the Company of any provision of this Agreement.

          6.4  Release.  At the time of termination of Executive's employment,
               -------
Executive agrees to execute a release whereby Executive will release, relinquish and forever discharge the Company and each of its subsidiaries and any director, officer, employee, shareholder, controlling person or agent of the Company and its subsidiary from any and all claims, damages, losses, costs, expenses, liabilities or obligations, whether known or unknown (other than any rights Executive may have under (i) any indemnification arrangement of the Company with respect to Executive, (ii) any employee benefit plan or program covering Executive or (iii) any stock purchase or stock option plan or agreement to which the Company and Executive are parties, which Executive has incurred or suffered or may incur or suffer as a result of Executive's employment by the Company or the termination of such employment. Executive expressly agrees that payment by the Company of the severance amount set forth in Section 6.3 shall be deemed to fully discharge all of the Company's obligations and duties under this Agreement and Executive shall not be entitled to any other compensation hereunder.

          6.5  Mitigation.  Executive shall not be required to mitigate the
               ----------
amount of the severance payment called for by Section 6.3 by seeking other employment and the amount of any such payment shall not be reduced by any compensation earned or benefits received by Executive as the result of employment by a future employer.

     7.   Non-Competition; Non-Disclosure of Proprietary Information, Surrender
          ---------------  ----------------------------------------------------
          of Records; Inventions and Patents.
          ----------------------------------

          7.1  Non-Competition.
               ---------------

          (a) Executive acknowledges that in the course of his employment with the Company he will become familiar with the trade secrets and other confidential information of the Company and that his services will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, during the Period of Employment and for 12 months thereafter (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with any business of the Company within the United States and any other geographical area in which the Company engages in business. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded so long as Executive has no direct or indirect active participation in the business of such corporation.

          (b) During the Noncompete Period, Executive shall not directly or indirectly (i) induce or attempt to induce any employee of the Company to terminate such employment, or in any way interfere with the employee relationship between the Company and any such employee, (ii) hire any person who is, or at any time during the Period of Employment was, an employee of the Company or (iii) induce or attempt to induce any person having a business relationship with the Company to cease doing business with the Company or interfere materially with the relationship between any such person and the Company.

          7.2  Proprietary Information.  Executive agrees that he shall not use
               -----------------------
for his own purpose or for the benefit of any person or entity other than the Company or its shareholders or affiliates, nor shall Executive otherwise disclose to any individual or entity at any time while he is employed by the Company or thereafter any proprietary information of the Company unless such disclosure (a) has been authorized by the Board, (b) is reasonably required within the course and scope of Executive's employment hereunder, or (c) is required by law, a court of competent jurisdiction or a governmental or regulatory agency. For purposes of this Agreement, "proprietary information" shall mean: (a) the name or address of any customer, supplier or affiliate of the Company or any information concerning the transactions or relations of any customer, supplier or affiliate of the Company or any of its shareholders; (b) any information concerning any product, service, technology or procedure offered or used by the Company, or under development by or being considered for use by the Company; (c) any information relating to marketing or pricing plans or methods, capital structure, or any business or strategic plans of the Company;
(d) any inventions, innovations, trade secrets or other items covered by Section
7.4 below; and (e) any other information which the Board has determined by resolution and communicated to Executive in writing to be proprietary information for purposes hereof. However, proprietary information shall not include any information that is or becomes generally known to the public other than through actions of Executive in violation of Sections 7.1, 7.2 or 7.3 hereof.

          7.3  Surrender of Records.  Executive agrees that he shall not retain
               --------------------
and shall promptly surrender to the Company all correspondence, memoranda, files, manuals, financial, operating or marketing records, magnetic tape, or electronic or other media of any kind which may be in Executive's possession or under his control or accessible to him which contain any proprietary information as defined in Section 7.2 above.

          7.4  Inventions and Patents.  Executive agrees that all inventions,
               ----------------------
innovations, trade secrets, patents and processes in any way relating, directly or indirectly, to the Company's business developed by him alone or in conjunction with others at any time during his employment by the Company shall belong to the Company. Executive will use his best efforts to perform all actions reasonably requested by the Board to establish and confirm such ownership by the Company.

          7.5  Definition of Company.  For purposes of this Section 7, the term
               ---------------------
"Company" shall include Harborside Healthcare Corporation and any and all of its subsidiaries, joint ventures and affiliated entities as the same may exist from time to time.

          7.6  Enforcement.  The parties hereto agree that the duration and area
               -----------
for which the covenants set forth in Section 7 are to be effective are reasonable. In the event that any court or arbitrator determines that the time period or the area, or both of them, are unreasonable and that any of the covenants are to that extent unenforceable, the parties hereto agree that such covenants will remain in full force and effect, first, for the greatest time period, and second, in the greatest geographical area that would not render them unenforceable. The parties intend that this Agreement will be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America. Executive agrees that damages are an inadequate remedy for any breach of the covenants in this Section 7 and that the Company will, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this Agreement.

     8.   Miscellaneous.
          -------------

          8.1  Notice.  Any notice required or permitted to be given hereunder
               ------
shall be deemed sufficiently given if sent by registered or certified mail, postage prepaid, addressed to the addressee at his or its address last provided the sender in writing by the addressee for purposes of receiving notices hereunder or, unless or until such address shall be so furnished, to the address indicated opposite his or its signature to this Agreement. Each party may also provide notice by sending the other party a facsimile at a number provided by such other party.

          8.2  Modification and No Waiver of Breach.  No waiver or modification
               ------------------------------------
of this Agreement shall be binding unless it is in writing, approved by the Board and signed by the parties hereto. No waiver by a party of a breach hereof by the other party shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature, except to the extent specifically provided in any written waiver under this Section 9.2.

          8.3  Governing Law.  This Agreement shall be governed by and construed
               -------------
and interpreted in accordance with the laws of the Commonwealth of Massachusetts (without regard to principles of conflicts of laws), and all questions relating to the validity and performance hereof and remedies hereunder shall be determined in accordance with such law.

          8.4  Counterparts.  This Agreement may be executed in two
               ------------
counterparts, each of which shall be deemed an original, but both of which taken together shall constitute one and the same Agreement.

          8.5  Captions.  The captions used herein are for ease of reference
               --------
only and shall not define or limit the provisions hereof.

          8.6  Entire Agreement.  This Agreement together with any agreement,
               ----------------
plans or other documents implementing the terms of this Agreement constitute the entire agreement between the parties hereto relating to the matters encompassed hereby and supersede any prior oral or written agreements relating to such matters. Without limiting the generality of the foregoing, Executive expressly acknowledges and agreed that Employment Agreement dated June 11, 1996 between the Company and Executive and the Change of Control Agreement between the Company and Executive dated January 15, 1998 shall, upon effectiveness of this Agreement, be automatically cancelled and of no further force and effect and Executive shall be entitled to not further compensation or rights of any kind thereunder (except that Executive shall be entitled to receive from the Company at the Effective Date the payment called for by Section 1(a) of the Change of Control Agreement).

          8.7  Assignment.  The rights of the Company under this Agreement may,
               ----------
without the consent of Executive, be assigned by the Company, in its sole and unfettered discretion, to any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly, acquires 80% or more of the stock, assets or business of the Company.

          8.8  Non-Transferability of Interest.  None of the rights of Executive
               -------------------------------
to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any other attempted assignment, transfer, conveyance or other disposition of any interest in the rights of Executive to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void.

          8.9  Arbitration.  Any dispute, claim or controversy arising out of or
               -----------
relating to this Agreement, including without limitation any dispute, claim or controversy concerning validity, enforceability, breach or termination hereof, shall be finally settled by arbitration in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association, as modified herein ("Rules"). There shall be one arbitrator who shall be jointly selected by the parties. If the parties have not jointly agreed upon an arbitrator within twenty days of respondent's receipt of claimant's notice of intention to arbitrate, either party may request the American Arbitration Association to furnish the parties with a list of names from which the parties shall jointly select an arbitrator. If the parties have not agreed upon an arbitrator within ten days of the transmittal date of the list, then each party shall have an additional five days in which to strike any names objected to, number the remaining names in order of preference, and return the list to the American Arbitration Association, which shall then select an arbitrator in accordance with Rule 13 of the Rules. The place of arbitration shall be Boston, Massachusetts. By agreeing to arbitration, the parties hereto do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. (S)(S) 1-16. Judgment upon the award of the arbitrator may be entered in any court of competent jurisdiction. Each party shall bear its or his own costs and expenses in any such arbitration and one-half of the arbitrator's fees and expenses.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.


EXECUTIVE                                     HARBORSIDE HEALTHCARE CORPORATION,
                                              a Delaware Corporation.

/s/ Damian Dell'Anno                          By: /s/ Stephen L. Guillard
--------------------                             ---------------------------
 Damian Dell'Anno                             Name: Stephen L. Guillard
                                                   -------------------------
                                              Title: President C.E.O
                                                    ------------------------

Address for Notices:                          Address for Notices:

 19 Zachary Lane                              Harborside Healthcare
------------------------------
 Reading MA, 01867                            470 Atlantic Avenue
------------------------------
______________________________                Boston, Massachusetts  02210
                                              Attention:  Chairman
                                              Fax:  (617) 556-1565

                                              With a copy to:

                                              Investcorp International Inc.
                                              280 Park Avenue, 37th Floor
                                              New York, New York  10017
                                              Attention:  Christopher J. O'Brien
                                              Fax:  (212) 983-7073

                                                                       EXHIBIT A
                                                                              to
                                                            Employment Agreement

Name of Executive:                 Damian Dell'Anno

Title(s):                          Executive Vice-president and Chief Operating
                                   Officer

Office Location:                   470 Atlantic Avenue, Boston, Massachusetts

Base Salary (1998):                $225,000 per annum

Minimum Base Salary (beginning     $240,000 per annum
March 31,1999 and beyond):


____________________________
Effective retroactively to April 15, 1998.

                                                                       EXHIBIT B
                                                                              to
                                                            Employment Agreement
                                                            --------------------

                            PERFORMANCE-BASED BONUS

Name of Executive: Damian Dell'Anno

     For years beginning on January 1, 1999, Executive will be entitled to an annual performance-based cash bonus determined as follows:

   ------------------------      ----------------------       ------------------
            (A)               +             (B)            =        Total
         Corporate                      Individual                   Cash
    Performance Amount              Performance Amount              Bonus
   ------------------------      ----------------------       ------------------

(A)  Corporate Performance Amount

    -----------------     -------      ---------------      --------
        Corporate      =            x     Applicable     x    Base
       Performance          80%           Corporate          Salary
          Amount                         Performance
                                          Percentage
     ----------------     -------      ---------------      --------


     Applicable Corporate Performance Percentage determined by Percent of Target EBITDAR Achieved per the following:

   -----------------------------------------------------------------------------
         Percent of Target                        Applicable Corporate
         EBITDAR Achieved                        Performance Percentage
   ----------------------------------------------------------------------------
   Less than 90%                                         0%
   ----------------------------------------------------------------------------
   90% or above, but below 100%                         20%
   ----------------------------------------------------------------------------
   100% or above, but below 110%                        40%
   ----------------------------------------------------------------------------
   110% or above but less than 125%                     60%
   ----------------------------------------------------------------------------
   125%                                                 80%
   ----------------------------------------------------------------------------

(B)  Individual Performance Amount

     Individual Performance Amount will be targeted at 20% of the Applicable Corporate Performance Percentage of Base Salary, but may be reduced to 0% or increased up to 40% of such percentage of Base Salary. The actual Individual Performance Amount will be set annually by the Board in its discretion based on individual performance of the Executive.

_________________________

EBITDAR defined in Schedule B-1 attached.
EBITDAR Targets per Schedule B-2 attached.

                                                                 Schedule B-1
                                                                     to
                                                                  Exhibit B
                                                                     to
                                                            Employment Agreement


     Earnings Before Interest, Taxes, Depreciation, Amortization and Rent ("EBITDAR") for a particular period is defined as consolidated net income (loss) of the Company and its subsidiaries as shown on the consolidated statement of income (loss) for such period prepared in accordance with U.S. GAAP consistently applied plus (minus) the following amounts, to the extent such amounts are
        ----
otherwise taken into account in determining such consolidated net income (loss) (prior to adjustment):

     1. Any provision (benefit) for taxes, including franchise taxes, deducted (added) in calculating such consolidated net income (loss);

     2. Any interest expense (net of interest income (other than interest income reflected in the Management EBITDAR Projections dated March, 1998)), deducted in calculating such consolidated net income (loss);

     3. Amortization expenses deducted in calculating such consolidated net income (loss);

     4. Depreciation expense deducted in calculating such consolidated net income (loss);

     5.  Rent expense deducted in calculating such consolidated net income
(loss);

     6. Management fees paid to Investcorp to the extent recorded as an expense in calculating such consolidated net income (loss);

     7. Any unusual losses (gains) deducted (added) in calculating such consolidated net income (loss). This adjustment is intended to exclude, in the calculation of EBITDAR, the effects, if any, of any transactions outside of the Company's ordinary course of business as and to the extent determined to be appropriate in good faith by the Board;

     8. Any expense (income) deducted (added) in calculating such consolidated net income (loss) attributable to transactions involving equity securities of the Company or its subsidiaries.

     The Board reserves the right to make other adjustments to EBITDAR or the EBITDAR targets as the Board determines in good faith are appropriate to take into account the effect of material transactions or events during the period including without limitation acquisitions, divestitures, equity issuances and significant changes to capital expenditure plans.

     In determining whether and to what extent EBITDAR targets have been met for a period, the aggregate amount of compensation payable to employees as a result of meeting such targets will be deducted from EBITDAR to the extent not otherwise included in the calculation of consolidated net income (loss) for such period.

                                                                 Schedule B-2
                                                                      to
                                                                  Exhibit B
                                                                      to
                                                            Employment Agreement

                                EBITDAR Targets


                                                          EBITDAR TARGET
           YEAR Ending December 31,                       --------------
           ------------------------                     (In Millions of Dollars)

                     1999                                      80
                     2000                                    $114
                     2001                                    $151
                     2002                                    $192